Exhibit 99.1

Nuwellis, Inc. Announces First Quarter 2025 Financial Results and Business Highlights

Minneapolis, MN, May 13, 2025 (GLOBE NEWSWIRE) -- Nuwellis, Inc. (Nasdaq: NUWE), a commercial-stage medical device company dedicated to transforming care for fluid overload patients, today announced financial results for the first quarter ended March 31, 2025, and provided a business update.

First Quarter 2025 and Recent Business Highlights

Nuwellis continued to advance its strategic priorities during the first quarter, delivering growth in customer categories and strengthening the foundation for broader adoption of Aquadex therapy. Higher CMS reimbursement, strong pediatric performance, and disciplined expense management position the company to capitalize on both inpatient growth and emerging outpatient opportunities in 2025.

•	Revenue of $1.9 million, a 3% increase over the prior-year quarter.
•	4% growth in consumables utilization year-over-year.
•	Pediatric revenue grew 38% year-over-year.
•	Operating expense reduction of $1.8 million, or 31%, compared to the prior-year quarter.
•	Effective January 1, 2025, CMS reassigned Aquadex to a higher outpatient reimbursement level, increasing the facility fee nearly four-fold to $1,639 per day.
•	Expanded outpatient opportunity pipeline, driven by favorable reimbursement and supportive clinical data.

“We are encouraged by the strategic progress we’re making in expanding access to Aquadex therapy, particularly as more hospitals explore outpatient use,” said John Erb, Chairman of the Board and Interim Chief Executive Officer of Nuwellis. “With higher reimbursement rates now in effect and a growing base of clinical support, we believe we are well-positioned to expand adoption across both inpatient and outpatient environments in 2025.”

First Quarter 2025 Financial Results

Revenue for the first quarter of 2025 was $1.9 million, a 3% increase compared to the same period in 2024. The year-over-year increase was driven by a 4% growth in consumables utilization and higher U.S. console sales, partially offset by a decline in international sales.

Gross margin for the first quarter of 2025 was 56.0%, compared to 64.1% in the prior-year quarter. The decrease primarily reflects unfavorable manufacturing variances, lower fixed overhead absorption from reduced production, and an inventory adjustment related to the FlexFlow console.

Selling, general, and administrative (SG&A) expenses for the first quarter of 2025 were $3.6 million, representing a 22% decrease from $4.6 million in the prior-year period, largely driven by lower headcount, compensation-related expenses, and reduced professional services.

Research and development (R&D) expenses were $550 thousand, compared to $1.3 million in the prior-year quarter, primarily due to reduced staffing and lower R&D project spend.

Total operating expenses for the quarter were $4.1 million, a 31% decrease from $5.9 million in the first quarter of 2024.

Operating loss improved to $3.1 million in the first quarter of 2025, compared to an operating loss of $4.7 million in the first quarter of 2024.

Net loss attributable to common shareholders was $3.0 million, or a loss of $0.69 per basic and diluted share, compared to a net loss of $3.8 million, or $24.11 per share, in the prior-year period.

As of March 31, 2025, Nuwellis had $2.6 million in cash and cash equivalents and remained debt-free.

Conference Call and Webcast Information

Nuwellis will host a conference call and webcast today at 9:00 AM ET to discuss its first quarter results and recent business developments.

To access the live webcast, please visit the Investors page of the Nuwellis website at https://ir.nuwellis.com. Alternatively, participants may dial 1-800-579-2543 (U.S.) or 1-785-424-1789 (International) and use conference ID: NUWEQ1. A replay will be available following the event.

About Nuwellis

Nuwellis, Inc. (Nasdaq: NUWE) is a commercial-stage medical device company dedicated to transforming the lives of patients suffering from fluid overload through science, collaboration, and innovation. The company’s focus is on commercializing the Aquadex SmartFlow® system for ultrafiltration therapy. Nuwellis is headquartered in Minneapolis, Minnesota, with a wholly owned subsidiary in Ireland. For more information, visit ir.nuwellis.com or follow us on LinkedIn or X.

About the Aquadex SmartFlow® System

The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible, and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a healthcare provider within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding future growth and market opportunities. Forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially. These risks are detailed in the Company’s filings with the Securities and Exchange Commission. Nuwellis undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investors:
Louisa Smith
Gilmartin Group
ir@nuwellis.com

Media Contact:
Leah McMullen
Nuwellis
Director of Communications
Leah.mcmullen@nuwellis.com

NUWELLIS, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,557	$5,095
Accounts receivable	1,540	1,727
Inventories, net	1,752	1,718
Other current assets	274	315
Total current assets	6,123	8,855
Property, plant and equipment, net	405	478
Operating lease right-of-use asset	457	510
Other assets	21	21
TOTAL ASSETS	$7,006	$9,864

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,731	$1,640
Accrued compensation	689	640
Current portion of operating lease liability	243	238
Other current liabilities	86	41
Total current liabilities	2,749	2,559
Common stock warrant liability	426	468
Operating lease liability	249	307
Total liabilities	3,424	3,334
Commitments and contingencies

Mezzanine Equity Series J Convertible Preferred Stock as of March 31, 2025 and December 31, 2024, par value $0.0001 per share; authorized 600,000 shares, issued and outstanding 110 and 102, respectively	4	2
Stockholders’ equity
Series A junior participating preferred stock as of March 31, 2025 and December 31, 2024, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of March 31, 2025 and December 31, 2024, par value $0.0001 per share; authorized 18,000 shares, issued and outstanding 127 shares	—	—
Preferred stock as of March 31, 2025 and December 31, 2024, par value $0.0001 per share; authorized 39,352,000 shares, none outstanding	—	—
Common stock as of March 31, 2025 and December 31, 2024, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 4,373,968 and 4,373,968, respectively	—	—
Additional paid‑in capital	305,432	305,366
Accumulated other comprehensive income:
Foreign currency translation adjustment	(49)	(47)
Accumulated deficit	(301,805)	(298,791)
Total stockholders’ equity	3,578	6,528
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$7,006	$9,864

NUWELLIS, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except per share amounts and weighted average shares outstanding)

	Three months ended March 31
	2025	2024
Net sales	$1,904	$1,857
Cost of goods sold	837	666
Gross profit	1,067	1,191
Operating expenses:
Selling, general and administrative	3,577	4,606
Research and development	550	1,334
Total operating expenses	4,127	5,940
Loss from operations	(3,060)	(4,749)
Other income (expense), net	7	(101)
Change in fair value of warrant liability	40	522
Loss before income taxes	(3,013)	(4,328)
Income tax expense	(1)	(2)
Net loss	(3,014)	(4,330)
Deemed dividend attributable to Series J Convertible Preferred Stock	1	541
Net loss attributable to common shareholders	$(3,013)	$(3,789)

Basic and diluted loss per share	$(0.69)	$(24.11)

Weighted average shares outstanding – basic and diluted	4,373,968	179,608

Other comprehensive loss:
Net loss	$(3,014)	$(4,330)
Foreign currency translation adjustments	(2)	(9)
Total comprehensive loss	$(3,016)	$(4,339)

NUWELLIS, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three months ended March 31
	2025	2024
Operating Activities:
Net loss	$(3,014)	$(4,330)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	73	76
Stock-based compensation expense	67	158
Change in fair value of warrant liability	(40)	(522)
Changes in operating assets and liabilities:
Accounts receivable	187	725
Inventory, net	(34)	(134)
Other current assets	41	21
Other assets and liabilities	45	(6)
Accounts payable and accrued expenses	139	1,150
Net cash used in operating activities	(2,536)	(2,862)

Investing Activities:
Purchases of property and equipment	—	(29)
Net cash used in investing activities	—	(29)

Financing Activities:
Proceeds from the exercise of Series J Convertible Preferred Warrants	—	500
Net cash provided by financing activities	—	500

Effect of exchange rate changes on cash	(2)	(9)
Net decrease in cash and cash equivalents	(2,538)	(2,400)
Cash and cash equivalents - beginning of period	5,095	3,800
Cash and cash equivalents – end of period	$2,557	$1,400

Supplemental cash flow information
Issuance of Series J Preferred Stock for exercise of Warrants	$—	$1,857
Issuance of Common Stock for conversion of Series J Preferred Stock	$—	$1,535
Deemed dividend on Series J Preferred Stock	$1	$541